UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 12, 2014

Jarden Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-13665	35-1828377
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 North Military Trail, Boca Raton, Florida	33431
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (561) 447-2520

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 12, 2014, as previously announced, Al LeFevre was appointed as Executive Vice President - Finance and Chief Financial Officer of Jarden Corporation (the “Company”), and Ian G.H. Ashken ceased to be Chief Financial Officer of the Company. Mr. Ashken continues to serve as Vice Chairman and President of the Company.

Additional information regarding Mr. LeFevre may be found on the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 7, 2014, which information is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a) and (b)

On June 12, 2014, the Company held its annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting four proposals were submitted to, and approved by, the Company’s stockholders. Each proposal is described in more detail in the Company’s Proxy Statement. The final voting results for each proposal are set forth below.

	Voted For	Withheld	Broker Non-Votes
Proposal 1 - The election of three Class III Directors for three-year terms expiring in 2017
Richard J. Heckmann	110,481,025	3,930,113	5,556,990
Irwin D. Simon	109,568,659	4,842,478	5,556,990
William J. Grant	113,638,528	772,610	5,556,990

	Voted For	Voted Against	Abstained	Broker Non-Votes
Proposal 2 - Proposal to approve an amendment to the Company’s Restated Certificate of Incorporation, as amended, to declassify the Board of Directors	114,088,447	62,275	260,415	5,556,990
Proposal 3 - Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2014	118,677,848	814,286	475,993	—
Proposal 4 - Advisory approval of the Company’s executive compensation	63,247,395	50,468,221	695,521	5,556,990

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 13, 2014

JARDEN CORPORATION

By:	/s/ John E. Capps
Name:	John E. Capps
Title:	Executive Vice President - Administration, General Counsel and Secretary